UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Road, Suite 220, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2018, Kura Oncology, Inc. (the "Company") announced that John Farnam will be joining the Company as Chief Operating Officer on July 1, 2018.

Mr. Farnam has served as Vice President of Business Operations at Celgene Receptos since September 2015, where his responsibilities include clinical operations, quality assurance, finance, facilities and professional leadership development. Previously, Mr. Farnam served for 26 years as an officer in the Marine Corps, serving as an FA-18D Squadron Commanding Officer and as the Commanding Officer of Marine Corps Air Station Miramar, where he oversaw operations of the installation and its 2,500 personnel. He retired from the Marine Corps as a Colonel in 2015. Mr. Farnam earned his bachelor’s degree in criminal justice at San Diego State University and his master’s degree in national strategy from the National War College.

In connection with his appointment as Chief Operating Officer, the Company entered into an Executive Employment Agreement with Mr. Farnam to be effective July 1, 2018 (the "Employment Agreement"). Pursuant to the terms of the Employment Agreement, Mr. Farnam will receive an annual base salary of $355,000 and an annual target bonus equal to 40% of his base salary.

Additionally, the Employment Agreement provides that if Mr. Farnam’s employment is terminated by the Company without "Cause," (as defined), or by Mr. Farnam for "Good Reason" (as defined), then he shall be entitled to receive a lump-sum payment equal to his annual base salary then in effect, less required deductions and withholdings, and payment of COBRA group health insurance premiums for up to 12 months. In the event Mr. Farnam’s employment is terminated by the Company without Cause, or if he resigns for Good Reason within 59 days before, or within twelve months following, a Change in Control (as defined) of the Company, then, in addition to the above benefits, Mr. Farnam shall be entitled to receive: (i) a lump-sum payment equal to his full target bonus for services to be performed during the year in which the corporate transaction occurs, less required deductions and withholdings; and (ii) accelerated vesting of 100% of any outstanding and unvested stock awards held by Mr. Farnam at such time.

Mr. Farnam has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On June 20, 2018, the Company issued a press release announcing Mr. Farnam’s appointment as Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated June 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: June 20, 2018	By:	/s/ Annette North
Annette North
Senior Vice President and General Counsel